Exhibit 10.1

As of April 29, 2003

QAD Inc.

6450 Via Real

Carpinteria, California 93013

Attn: Kathleen M. Fisher, Chief Financial Officer

Re:          Loan and Security Agreement

Dear Ms. Fisher:

Reference is made to that certain Loan and Security Agreement, dated as of September 8, 2000, by and between Foothill Capital Corporation (“Lender”) and QAD Inc. (“Borrower”), as amended (said Loan and Security Agreement, as so amended, hereinafter referred to as the “Loan Agreement”).  Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Loan Agreement.

Borrower has requested that the Loan Agreement be amended with respect to certain covenants of Borrower pertaining to Borrower’s fiscal year ending January 31, 2004.

Subject to the satisfaction of the conditions set forth herein, Lender is willing to so consent to the amendment of the Loan Agreement as herein provided.

NOW, THEREFORE, Lender and Borrower hereby agree to the following:

1.             Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Minimum EBITDA.  EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$18,190,000	For the 12 month period ending April 30, 2003
$20,060,000	For the 12 month period ending July 31, 2003
$18,020,000	For the 12 month period ending October 31, 2003
$17,170,000	For the 12 month period ending January 31, 2004”

2.             Section 7.20(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Tangible Net Worth.  Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

Applicable Amount	Applicable Date
$(1,149,000)	April 30, 2003
$(800,000)	July 31, 2003
$1,700,000	October 31, 2003
$5,100,000	January 31, 2004”

3.             Section 7.20(b)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Capital Expenditures.  Capital expenditures in any fiscal year in excess of $25,500,000.”

4.             The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this letter agreement and each and every provision hereof:

(a)           The representations and warranties of the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           No Default or Event of Default shall have occurred and be continuing; and

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Lender.

5.             This letter agreement constitutes an amendment to the Loan Agreement.  Except as expressly set forth herein, the Loan Documents shall remain in full force and effect.

6.             Borrower agrees that all of Lender’s attorneys’ fees and costs in drafting and negotiating this letter agreement are part of the Lender Expenses and are payable on demand.

7.             This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally effective as delivery of a manually executed counterpart.

Please indicate your agreement to the foregoing by executing a copy of this letter in the space below.

FOOTHILL CAPITAL CORPORATION, a California corporation

By:	\s\ JOHN NOCITA
Name:	John Nocita
Title:	Vice President

CONSENTED AND AGREED TO:

QAD INC.

a Delaware corporation

By:	\s\ KATHLEEN M FISHER
Name:	Kathleen M. Fisher
Title:	CFO